UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 16, 2006

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (617) 425-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                                                Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On November 16, 2006, the last reported sale price of our Common Stock had equaled or exceeded $50.00 per share for the twentieth day in the thirty consecutive trading day period ending on the last day of our fourth fiscal quarter ending November 25, 2006. Accordingly, pursuant to Section 15.01(a) of the Indenture dated June 21, 2004 between U.S. Bank National Association and us governing our $90 million, 2.875% convertible senior subordinated debentures due 2034 (the “Debentures”), the Debentures will be convertible during our first fiscal quarter ending February 16, 2007.

A copy of the press release, dated November 17, 2006, announcing the satisfaction of the market price conversion trigger is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Number	Title
99.1	Press Release dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: November 20, 2006	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer,
and Chief Financial Officer

Exhibit Index

Number	Title
99.1	Press Release dated November 17, 2006.